                                                                  Exhibit (d)(i)

                               AMENDED SCHEDULE A
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS

FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------
Schwab Money Market Portfolio                                April 30, 1999

Schwab MarketTrack Growth Portfolio II                       June 30, 2000
(Formerly known as Schwab Asset
Director-High Growth Portfolio)

Schwab S&P 500 Portfolio                                     April 30, 1999

                                              SCHWAB ANNUITY PORTFOLIOS

                                        By:    /s/ Stephen B. Ward
                                           --------------------------------
                                        Name:  Stephen B. Ward
                                        Title: Senior Vice President
                                               and Chief Investment Officer

                                     CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                        By:    /s/ Randall W. Merk
                                           --------------------------------
                                        Name:  Randall W. Merk
                                        Title: President and
                                               Chief Executive Officer

                               AMENDED SCHEDULE B
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS

                  THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN
                  ARREARS:

FUND                                      FEE
----                                      ---
Schwab Money Market Portfolio             Thirty-eight one-hundredths of one
                                          percent (0.38%) of the Fund's average
                                          daily net assets not in excess of $1
                                          billion, thirty-five one-hundredths of
                                          one percent (0.35%) of such net assets
                                          over $1 billion, but not in excess of
                                          $10 billion, thirty-two one-hundredths
                                          of one percent (0.32%) of such net
                                          assets over $10 billion, but not in
                                          excess of $20 billion and thirty
                                          one-hundredths of one percent (0.30)
                                          of such net assets over $20 billion.

Schwab MarketTrack Growth Portfolio II    Forty-four one-hundredths of one
(Formerly known as Schwab Asset           percent (0.44%) of the Fund's average
Director-High Growth Portfolio)           daily net assets not in excess of
                                          $500 million and thirty-nine
                                          one-hundredths of one percent (0.39%)
                                          of such net assets over $500 billion.

FUND                                      FEE
----                                      ---

Schwab S&P 500 Portfolio                  Twenty one-hundredths of one percent
                                          (0.20%) of the Fund's average daily
                                          net assets not in excess of $500
                                          billion, and seventeen one-hundredths
                                          of one percent (0.17%) of such net
                                          assets over $500 billion.

                                            SCHWAB ANNUITY PORTFOLIOS

                                        By:    /s/ Stephen B. Ward
                                           ------------------------------
                                        Name:  Stephen B. Ward
                                        Title: Senior Vice President and
                                               Chief Investment Officer

                                    CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                        By:    /s/ Randall W. Merk
                                           ------------------------------
                                        Name:  Randall W. Merk
                                        Title: President and Chief
                                               Executive Officer

                                       B-2